Exhibit 21.1

SUBSIDIARIES

The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Name of Subsidiary	Jurisdiction of Incorporation	Ownership of Securities

Mitel Networks Holdings Limited	United Kingdom	Wholly-owned by the Corporation

Mitel Networks Asia Pacific Limited	Hong Kong	Wholly-owned by the Corporation

Mitel U.S. Holdings, Inc.	Delaware	Wholly-owned by the Corporation

Mitel Comercio e Servicos do Brasil Ltda.	Brazil	Wholly-owned by the Corporation

Mitel South Pacific Pty. Limited	Australia	Wholly-owned by the Corporation

Mitel Networks (Manitoba) Inc.	Canada	Wholly-owned by the Corporation

Mitel Networks (BC) Inc.	Canada	Wholly-owned by the Corporation

Inter-Tel Lake Limited	Ireland	Wholly-owned by the Corporation

Mitel Networks (Mexico), S.A. de C.V.	Mexico	Wholly-owned by the Corporation

Tianchi Mitel Telecommunications Corp	China	50% owned by the Corporation

Mitel (Delaware), Inc.	Delaware	Wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Swan Solutions Limited	United Kingdom	Wholly-owned by Mitel Networks, Inc., which is in turn wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Europe Limited	United Kingdom	Wholly-owned by Mitel Networks, Inc., which is in turn wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc. which is in turn wholly-owned by the Corporation

Mitel Networks GmbH	Germany	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks SARL	France	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Financial Services Limited	Europe	75% owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks Limited	United Kingdom	Wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Netsolutions of Virginia, Inc.	Virginia	Wholly-owned by Mitel Netsolutions, Inc., which is in turn wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Networks, Inc.	Delaware	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc. which is in turn wholly-owned by the Corporation

Mitel Netsolutions, Inc.	Texas	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Leasing, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Business Systems, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Technologies, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Midwest, Inc.	Delaware	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel, Incorporated – New Jersey	Delaware	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation